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                                                                      EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE COMPANY




                       ROCKWELL INTERNATIONAL CORPORATION

                      LIST OF SUBSIDIARIES OF THE COMPANY
                             AS OF OCTOBER 31, 2000



                                                                PERCENTAGE OF VOTING
                                                                SECURITIES OWNED BY
                                                              ------------------------
NAME AND JURISDICTION                                         REGISTRANT    SUBSIDIARY
---------------------                                         ----------    ----------
Allen-Bradley Company, LLC (Delaware).......................     100%
  Reliance Electric Industrial Company (Delaware)...........                   100%

Rockwell Collins, Inc. (Delaware)...........................     100%

Rockwell Technologies, LLC (Delaware).......................     100%

Listed above are certain consolidated subsidiaries included in the consolidated financial statements of the Company. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.